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                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.
                                   ----------------


                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934


          Date of Report (Date of Earliest Event Reported):  March 28, 1996


                           MARQUEST MEDICAL PRODUCTS, INC.
                (Exact Name of Registrant as Specified in its Charter)



                  COLORADO                          84-0785259
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)          Identification No.)

                    11039 EAST LANSING CIRCLE, ENGLEWOOD, CO 80112
                (Address and zip code of principal executive offices)

                                    (303) 790-4835
                 (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

Marquest Medical Products, Inc. (the"Company") has completed several transactions effecting its indebtedness and capital.

On March 28, 1996, the Company converted $1,851,600 in debt principal , $486,571 in related interest payable and $376,330 in unpaid management fees, all of which were owed to Scherer Healthcare, Inc, into 3,877,859 shares of the Company's restricted common stock, no par value. The conversion price was $0.70 per share.

On March 29, 1996, Scherer Capital, LLC, a company controlled by the majority shareholder of Scherer Healthcare, Inc., purchased 2,061,856 shares of the Company's restricted common stock, no par value, at a price of $0.485 per share, for $1,000,000.

On March 28, 1996, the Company signed a Loan and Security Agreement with Scherer Capital, LLC, enabling the Company to borrow a maximum of $1,500,000 at an interest rate of 1-1/2% over prime, adjusted quarterly. The note is secured by the Company's inventory, building and equipment and is due April 1, 2001. The Company can redeem the notes after April l, 1997 at a premium of 104%, decreasing 1% per year. The notes are convertible at the option of Scherer Capital, LLC into shares of the Company's common stock, no par value at a conversion price of $0.70 per share. As of March 30, 1996, the Company has borrowed $700,000 under this Note Agreement to repay a bridge loan from Scherer Capital, LLC.

As a result of these transactions, the Company has 14,186,595 shares outstanding. Scherer Healthcare, Inc. and Scherer Capital, LLC own 50.8% and 14.5%, respectively, of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(c)  Exhibits

NO.                     DESCRIPTION                                       PAGE
- ---                     -----------                                       ----

4.1      Subscription Agreement for Purchase of Common Stock between         4
         Marquest Medical Products, Inc. and Scherer Capital, LLC dated
         March 29, 1996

4.2      Conversion Agreement dated March 28, 1996 between Marquest          6
         Medical Products, Inc. and Scherer Healthcare, Inc.

4.3      Loan and Security Agreement dated March 28, 1996 between Marquest   9
         Medical Products, Inc. and Scherer Capital, LLC.

4.4      Second Priority Deed of Trust, Security Agreement and Assignment   59
         of Rents and Leases dated March 28, 1996 from Marquest Medical Products, Inc. to the Public Trustee of Douglas County, Colorado for the benefit of Scherer Capital, LLC.

4.5      Convertible Secured Note due April 1, 2001                         96

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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 8, 1996.


                        /s/ Margaret Von der Schmdit
                        ___________________________________
                        Margaret Von der Schmdt
                        Vice President - Finance and Chief Financial
                            Officer

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